UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 7, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers

Equity Awards. On April 7, 2014, the Board of Directors (the “Board”) of Ashford Hospitality Prime, Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board with respect to the grant of equity awards to the following executive officers pursuant to the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan, with a grant date of April 7, 2014, as set forth below:

Executive Officer	Equity Awards (#)
Monty J. Bennett, Chairman and Chief Executive Officer	159,250
Douglas A. Kessler, President	46,838
David J. Kimichik, Chief Financial Officer	37,470

Each executive has the option of receiving his respective equity awards in the form of (i) restricted stock or (ii) LTIP units (as defined in the Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership) in exchange for consideration paid by such executive of $0.05 per unit. All awards will vest over a three year period from the grant date. The equity awards will be issued pursuant to award agreements entered into by the company and the executive officer.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 11, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel